InfoSearch Media Appoints Frank Knuettel as Chief Financial Officer

                  Company Hires Key Executive to Support Growth

MARINA DEL REY,  Calif.--(BUSINESS  WIRE)-- -- InfoSearch  Media,  Inc.  (OTCBB:
ISHM.Ob), a leading online search engine marketing firm, announced today the appointment of Frank Knuettel as its Chief Financial Officer. Mr. Knuettel has extensive experience in the capital markets and has helped several emerging growth companies expand operations.

"I am pleased that we were able to attract Frank, who has played an integral role in the success of several emerging growth companies," said Steve Lazuka, InfoSearch Media's Chief Executive Officer. "Due to our rapid growth, it is important that we continue to attract talented executives to support many of the exciting initiatives we are currently pursuing."

Prior to joining InfoSearch Media, Mr. Knuettel was the co-founder of Internet Machines Corporation, where he held several positions, including Chief Executive Officer and Chief Financial Officer. While at Internet Machines Corporation, Mr. Knuettel raised almost $90 million in equity and debt, managed significant internal growth and ultimately led the sale of the business to IDT Corp. in 2004. Before founding Internet Machines, Mr. Knuettel was the CFO/COO of Viking Systems, where he was responsible for fundraising and building a strong financial foundation for the company in preparation for significant market growth. Prior to that, he was Vice President and Chief Financial Officer of Fightertown Entertainment, Inc. in Lake Forest, California. While at
Fightertown, he was responsible for the development of the company's strategic and expansion plans as well as all financial operations. During his tenure, Fightertown's revenues quadrupled in two years. Mr. Knuettel is a cum laude graduate in economics from Tufts University and received an MBA in Finance and Entrepreneurial Management from The Wharton School, University of Pennsylvania.

"I am pleased to join InfoSearch Media at such an exciting time in the company's evolution," said Mr. Knuettel. "Steve and his team have done an outstanding job growing the business so rapidly with limited resources. Now that the company has strengthened its balance sheet, it should be able to expand even faster, and I look forward to participating in that process."

About InfoSearch Media, Inc.:

InfoSearch Media (www.infosearchmedia.com) develops content-based solutions to support business. Currently, the Company delivers the following solutions for over 4,300 clients who include Netflix, MatchNet, Pitney Bowes, and Price.com.: high-conversion organic search traffic; branded, original content; optimized marketing site creation; and click-to-sale campaign analytics. InfoSearch Media's operating brands include TrafficLogic (www.trafficlogic.com), ContentLogic (www.contentlogic.com), TopicLogic (www.topiclogic.com), and ConversionLogic (www.conversionlogic.com).

InfoSearch Media owns and operates a popular destination site at http://www.articleinsider.com. ArticleInsider is a collection of informative articles written by industry experts and enthusiasts covering a wide variety of popular topics. Internet users can visit the ArticleInsider network in order to review related articles, talk with others about specific subjects through online forums, and explore related websites. InfoSearch Media plans to continue to expand upon its 250,000-page network as it continues to build its client base.

This press release includes  "forward-looking"  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, the Company's expectations regarding its ability to develop and commercialize content-based, cost-effective search engine marketing services, the Company's expectations regarding its ability to develop and access capital markets and its ability to achieve expected results in the Internet search industry. The forward looking statements are identified through use of the words "potential," "anticipate," "expect," "planned" and other words of similar meaning. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the search engine market and in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in our Registration Statement on Form SB-2 filed with the SEC on February 14, 2005 and subsequent reports filed with the Securities and Exchange Commission. These forward-looking statements may be affected by the risks and uncertainties inherent in the search industry and in the Company's business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company's beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

_______________________

Contact:

         CEOcast, Inc.
         Ed Lewis
         (212) 732-4300